EXHIBIT 10.A.23
                              Separation Agreement

      In consideration of the mutual agreements set forth below, Daniel Eilers ("Eilers") and Apple Computer, Inc. ("Apple") agree to the following terms and conditions of this Separation Agreement (the "Agreement"):

      1. Nature of Business. Apple is in the business of designing, developing, producing, selling and marketing computer systems, related products and services. The business practices of Apple and the market conditions in which Apple operates change rapidly and these changes have necessitated prompt changes in management, and/or managers' responsibilities. These changes are needed from time to time in the high level management positions such as those for which Eilers has been employed.

      2. Resignation from Office and Rescission of Retention Agreement. Employee shall resign from his position as Senior Vice President, World Wide Marketing & Customer Solutions of Apple, effective as of December 1, 1995. Eilers hereby resigns from all other positions he holds on behalf of Apple, its subsidiaries and affiliates effective as of December 1, 1995 (except as an employee), which positions are set forth at Exhibit A hereto. Eilers agrees to sign all appropriate and mutually agreeable documentation prepared by Apple to facilitate these resignations.

      Eilers and Apple agree that in exchange for the terms and conditions of this Agreement, the June 9, 1995 Retention Agreement between Eilers and
Apple,   a  copy  of  which  is attached hereto as  Exhibit  B,  is  hereby rescinded and that neither party has any further rights or obligations under the Retention Agreement.
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      3.     Employment Status/Termination.  Subject to paragraph 11 below, from the date of this Agreement through February 1, 1996 ("Termination Date") or such earlier date as a result of an event under paragraph 11, Eilers will continue to devote his best efforts to Apple and will remain an
employee  of and fiduciary to Apple reporting to Edward B. Stead.   On  and
after December 1, 1995, Eilers will not be required to perform any duties for or on behalf of Apple. Until Termination Date, Eilers shall continue
to  receive  his regular salary and receive full employee benefits.   Apple
will designate Eilers as a participant in Apple's Executive Severance Plan ("Plan"), on or about December 1, 1995, and Eilers will become eligible to receive the appropriate compensation and benefits under that Plan valued as of February 1, 1996.

     4. Compensation and Benefits Upon Termination. Subject to paragraph 11 below, at or before Termination Date, Apple will pay the following:

           a. Severance Payments. Under this Agreement and the Plan, Eilers is eligible to receive a lump sum severance payment based on 13 years and 6 months of employment and a proration of his FY '96 Senior/Executive Incentive Bonus Plan ("Bonus Plan"), less deductions, and a payout of his accrued vacation. Subject to paragraph 11 below, Apple will pay Eilers five hundred fifteen thousand, seven hundred fifty dollars ($515,750), less payroll tax deductions, and an additional amount equal to Eilers' accrued vacation through Termination Date, less payroll tax deductions, in full satisfaction of all Apple's obligations under the Plan, Bonus Plan and otherwise. Eilers shall be paid on or before Termination Date and such payment constitutes full compensation under the Plan , Bonus Plan and otherwise. There shall be no other payments to Eilers except as stated in this paragraph 4(a) and in paragraph 3 above and the amount of such payments shall at all times remain subject to paragraph 11.

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          b.   Stock Options.  Apple's Board of Directors (the "Board")
previously granted Eilers options to purchase shares of Apple Common Stock under Apple's 1981 and 1990 Stock Option Plans (the "1981 and 1990 Plans") and options to purchase shares of stock under Apple's 1987 Executive Long Term Stock Option Plan ("ELTSOP"). Such options shall continue to vest and be exercisable in accordance with the terms of the grant agreement issued to Eilers with respect to such grants, and the terms of the 1981 and 1990 Stock Option Plans and the ELTSOP administered by the Board.

          c. Receipt of Documentation. Eilers acknowledges that he has previously received from Apple copies of pertinent portions of Apple's Executive Severance Plan, Apple's Senior/ Executive Bonus Program, Apple's 1981 and 1990 Stock Option Plans, Apple's ELTSOP, Apple's Vacation and Holiday Policies, and Apple's Benefit Plans relating to health care, life insurance, accidental death and disability, short and long term disability and Savings Plans. Eilers understands and agrees to be bound by the written terms and conditions of these various plans, policies or programs, and agrees that Apple has reserved the right and option, in its sole discretion, to change, interpret, modify or terminate these and all other plans, policies or programs at any time without Eilers's consent so long as such action does not conflict with or reduce Eiler's rights under this Agreement.

           d. Outplacement. Apple will provide Eilers with the following outplacement benefits:

           (1) Until August 1, 1996, or such earlier date as the parties may agree, Apple will maintain as active Eilers' phone number and phone line at (408) 974-2303 so that Eilers may continue to receive calls with voice mail box access. Eilers agrees that his voice mail greeting will refer callers of a personal nature to another number and will instruct callers with Apple business to either leave a message or to another Apple phone number. Eilers agrees to forward to Edward B. Stead any calls for and on behalf of Apple. Apple will maintain Eilers' name and number in Apple's directory so that Apple operators will continue to be able to transfer calls to Dan Eilers' phone number and phone line.

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           (2)   Until August 1, 1996, Apple will forward any personal mail directed to Eilers but received by Apple to Eilers' home address.

           (3) Apple will provide Eilers with a non-employee AppleLink account, at Apple's expense, through August 1, 1996.

           (4) Apple will provide Eilers with an outplacement office through December 1, 1996, or such earlier date as the parties may agree to, otherwise in accordance with the outplacement benefits under the Plan.

           e. No Other Benefits. Eilers will not be entitled to receive any other compensation, bonus or benefits provided by, through or on behalf of Apple, its affiliates or subsidiaries, other than benefits that are vested as of Termination Date and that are payable in accordance with the terms of any applicable Benefit Plan, or otherwise provided for herein.

      5. Confidentiality. The terms of this Agreement are confidential. Neither Eilers nor Apple will at any time disclose to any third party the fact or terms of this Agreement, except as authorized by this agreement or as required by law. Eilers may also make such disclosure to his immediate family members, his tax advisor and/or lawyer, all of whom shall be instructed to keep the information disclosed to them confidential; any disclosure by any such party shall be deemed a disclosure by Eilers. Apple and Eilers shall not disparage each other in their communications in response to all inquiries from the press, public media or any other third parties regarding this Agreement or Eilers's employment termination.

      6.   Trade Secrets, Proprietary and Confidential Information.  Eilers
agrees   to   comply  with  Apple's  "Proprietary  Rights  and  Information
Agreement" which is attached hereto as Exhibit C to this Agreement.

      In addition, Eilers agrees to continue to abide by the principles and guidelines in Apple's Global Ethics brochure, the terms of which are incorporated herein to the extent it applies to employees through Termination Date and to former employees thereafter.

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      On  or  before Termination Date, Eilers agrees to promptly return  to
Apple  or  its  records  retention  designee  all  Apple  proprietary   and
confidential information, including but not limited to all business  plans,
financial   records,   inventions,  discoveries,   improvements,   computer
programs, designs, documentation, notes, plans, drawings and copies thereof to Apple. Apple hereby gives to Eilers the equipment identified at Exhibit D and all manuals and documents which came with such equipment.

      Eilers and Apple agree that this section regarding Trade Secrets, Proprietary and Confidential Information shall survive the termination of this Agreement.

      7. Fiduciary Duties/Non-Solicitation. Eilers further recognizes that Apple's work force constitutes an important and vital aspect of its business. Eilers agrees that during his employment with Apple he shall not solicit, or assist others employed by Apple to become employed by any firm, company or other business enterprise without the consent of and direction from Apple. Through February 1, 1997, Eilers agrees that he shall not solicit, or assist others employed by Apple to become employed by any firm, company or other business enterprise. Eilers further represents that he has no time prior to the date this Agreement is signed solicited or encouraged any employee to leave Apple without the consent of and direction from Apple. Nothing in this Agreement will prevent Eilers from providing favorable recommendations or favorable references on behalf of persons who previously worked with Eilers.

      Eilers and Apple also agree, that upon a breach or violation or threatened breach or violation of any confidentiality, trade secrets, or non-solicitation agreement by Eilers contained herein, or if any provision of Sections 5, 6, or 7 of this Agreement, Apple, in addition to all other remedies which might be available to it, shall be entitled as a matter of right to equitable relief in any court of competent jurisdiction, including the right to obtain injunctive relief or specific performance. Eilers and Apple agree that the remedies at law for any such breach or violation are not fully adequate and that the injuries to Apple as a result of the continuation of any breach or violation are incapable of full calculation in monetary terms and therefore constitute irreparable harm. This paragraph 7 shall survive the termination of this Agreement.

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      8.    Indemnification.   All  rights  of  indemnification  previously
provided   by   Apple  to  Eilers  by  Apple's  By-Laws   and/or   by   the
Indemnification Agreement dated May 19, 1992 shall continue in full force and effect in accordance with their terms, following the date of this Agreement. A copy of Eilers's Indemnification Agreement is attached hereto as Exhibit E to this Agreement.

      9. Successors. Apple will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Apple to expressly assume and agree to perform this Agreement in the manner and to the same extent that Apple would be required to perform it if no such succession had taken place. Failure of Apple to obtain such assumption and agreement prior to the effectiveness of any such succession shall entitle Eilers to the benefits listed in paragraphs 3 and 4 of this Agreement, subject to the terms and conditions therein.

      10.   Governing  Law.   The  validity,  interpretation,  effect,  and
enforcement of this Agreement shall be governed by the laws of the State of California without regard to its choice of law principles.

     11. Entire Agreement. This Agreement, and Exhibits A, B, C, D & E to this Agreement, set forth the entire Agreement and understanding between Eilers and Apple, and supersede any other negotiations, agreements, understandings, oral agreements, representations or past or future practices, whether written or oral, by Apple, except as otherwise provided herein. This Agreement may be amended only by written agreement, signed by the parties to be bound by the amendment. Parol evidence will be inadmissible to show agreement by and between the parties to any term or condition contrary to or in addition to the terms and conditions contained in this Agreement.

      Each Apple plan or policy referred to herein directly or by implication (except the 1981 and 1990 Stock Option Plans) is incorporated herein only insofar as it does not contradict this Agreement. If any inconsistencies exist between this Agreement and any such plan, policy or program, this Agreement shall control. If any inconsistencies exist between this Agreement and any such plan or policy, this Agreement and the 1981 and 1990 Stock Option Plans, those stock plans shall control.

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

      Nothing in any such plan, policy, or this Agreement shall change the At Will nature of Eilers's employment under this Agreement by which either party can terminate Eilers's employment without regard to cause. Eilers understands and agrees that Apple is obligated to make the payments outlined in paragraph 3 and 4 of this Agreement in the event Eilers's employment terminates before Termination Date for any reason other than:

          a.   by Apple for "Business Reasons" as defined below;

           b. by Eilers for any reason, except if Eilers's employment is terminated for any material breach by Apple of this Agreement. In this event, Eilers will be entitled to the payments outlined in paragraph 3 and 4 adjusted according to the actual, accelerated Termination Date and offsetting any payments made to his prior to the actual, accelerated Termination Date;

For purposes of this Agreement only, "Business Reasons" shall mean that Eilers is terminated for any of the following reasons:

          (i)  engaging in unfair or unlawful competition with Apple; or

          (ii) inducing any customer of Apple to breach any contract with Apple; or

          (iii)making any unauthorized disclosure of or otherwise misusing any of the secrets or confidential information of Apple; or

          (iv) committing any act of embezzlement, fraud or material theft with respect to any Apple property; or

           (v) violating any Apple policy or guideline or the terms of this Agreement; or

           (vi)causing material loss, damage or injury to or otherwise endangered the property, reputation or employees of Apple; or

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

           (vii)engaging in malfeasance, negligence or misconduct, or failing to perform reasonable duties and responsibilities consistent with your duties and responsibilities to Apple; or

           (viii)failure to act in accordance with specific, reasonable and lawful instructions from Apple's Chief Executive Officer, or his delegate.

      12. Right to Advice of Counsel. Eilers understands that he has the right to have this Agreement reviewed by his lawyer and acknowledges that Apple has encouraged his to consult with his lawyer so that he is fully aware of his rights and obligations under this Agreement. Eilers acknowledges that he has done so.

      13.   Modification.   This Agreement may not  be  amended,  modified,
changed or discharged in any respect except as agreed in writing and signed by Eilers and the Chief Executive Officer of Apple Computer, Inc.

     14. Severability and Interpretation. In the event that any provision or any portion of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, such provision or portion thereof shall be considered separate and apart from the remainder of this Agreement and the other provisions shall remain fully valid and enforceable, provided that, if paragraph 2, 5, 6, 7, 19 or 21 are held to be invalid or unenforceable in response to a motion, argument or other act by Eilers, then Apple, at its sole discretion, may rescind the Agreement and recover all consideration paid to Eilers under the Agreement.

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      15.   Notices.  All notices required by this Agreement shall by given in writing either by personal delivery or by first class mail, return receipt requested. Notices shall be addressed as follows:

     To Apple:   Apple Computer, Inc.
                 1 Infinite Loop, Mail Stop 38-I
                 Cupertino, California 95014
                 Attention:  General Counsel

     To Eilers : 1224 Miraflores Way
                 Los Altos, CA 94024

or  in each case to such other address as Eilers or Apple shall notify  the
other.   Notice given by mail shall be deemed given five (5) days following the date of mailing.

      16. Miscellaneous. The rights and obligations of Apple under this Agreement shall inure to the benefit of and shall be binding upon the present and future subsidiaries of Apple, any and all subsidiaries of a subsidiary, all affiliated corporations, and successors and assigns of Apple. No assignment of this Agreement by Apple will relieve Apple of its obligations. Eilers shall not assign any of his rights and/or obligations under this Agreement and any such attempted assignment will be void. This Agreement shall be binding upon and inure to the benefit of Eilers, his heirs, executors, administrators, or other legal representatives and their legal assigns.

      17. Damage Limitation. At Termination Date, Eilers shall not be entitled to recover any compensation, benefits or damages except as specifically described in this Agreement. This damage waiver provides that no damages (including without limitation, special, consequential, general, liquidated or punitive damages) shall be sought or due from Apple.

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      18.   Waiver.   A  waiver by either party of  any  of  the  terms  or
conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of
any   subsequent  breach  thereof.   All  remedies,  rights,  undertakings,
obligations, and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either party.

       19. Release. Eilers hereby completely releases and forever discharges Michael Spindler, Apple, its officers, directors, agents, employees, attorneys, insurers, subsidiaries and affiliates ("Apple Parties") from, and covenants not to sue any Apple Party with respect to, all claims, rights, demands, actions, obligations, debts, sums of money, damages (including but not limited to general, special, punitive, liquidated and compensatory damages) and causes of action of every kind, nature and character, known and unknown, in law or equity, connected with Eilers's employment relationship with the Apple Parties, or any other act or omission of any Apple Party which may have occurred prior to the date this Agreement is signed. Eilers further agrees that by his acceptance and negotiation of the payment provided for in paragraph (4) of this Agreement, he thereby completely releases and forever discharges the Apple Parties from, and covenants not to sue any Apple Party with respect to, all claims, rights, demands, actions, obligations, debts, sums of money, damages (including but not limited to general, special, punitive, liquidated and compensatory damages) and causes of action of every kind, nature and character, known and unknown, in law or equity, connected with Eilers's employment relationship with the Apple Parties, or the termination of such relationship, or any other act or omission of any Apple Party which may have occurred prior to Termination Date. This release and discharge includes, but is not limited to, all "wrongful discharge" claims; all claims relating to any contracts of employment express or implied; any covenant of good faith and fair dealing express or implied; any tort of any nature: any federal, state, or municipal statute or ordinance; any claims under the California Fair Employment and Housing Act, Title VII of the
Civil Rights Act of 1964, 42 U.S.C. Section 1981, and any other laws and regulations relating to employment discrimination and any and all claims for attorney's fees and costs. Eilers specifically acknowledges that the foregoing release includes a complete release and discharge of all Apple Parties from any and all claims, damages of any kind, and claims for attorneys fees and costs, under the Age Discrimination in Employment Act of 1967 ("ADEA") as amended by the Older Worker

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Benefit Protection Act ("OWBPA").  Eilers and Apple agree that part of  the consideration payable to Eilers under this Agreement is consideration that Eilers would not otherwise be entitled to and is in consideration for Eilers's release of claims under the ADEA as amended by the OWBPA.

      Eilers acknowledges that he understands the protections provided by the OWBPA and that the provisions of the OWBPA have been met by the terms of this Agreement. Eilers states that he knowingly and voluntarily enters into this Agreement. Eilers acknowledges that this Agreement is written in a manner calculated to be understood by him. Eilers further acknowledges that this Agreement refers without limitation to rights under the Age Discrimination in Employment Act. Eilers understands that by this Agreement, he does not waive rights or claims that may arise after Termination Date. Eilers acknowledges that he is entering this Agreement in exchange for consideration in addition to anything of value to which he already is entitled due to his employment with Apple. Further, Eilers acknowledges that this release of claims under the OWBPA is not requested in connection with an exit incentive program or other employment termination program offered to a group or class of employees within the meaning of OWBPA. Notwithstanding this provision, Eilers acknowledges that he has been allowed up to forty five (45) days from the date that he received this Agreement to accept its terms. Eilers acknowledges he has consulted with an attorney about the Agreement. Eilers acknowledges that after he signs the Agreement, he will then be given seven (7) days following the date on which he signs the Agreement to revoke it and that this Agreement will only become effective after this seven (7) day period has lapsed. Any such revocation must be in writing signed by Eilers and immediately delivered to Apple's General Counsel.

      Eilers has read and expressly waives Section 1542 of the California Civil Code, which provides as follows:

      A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIS MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

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     This waiver is not a mere recital, but is a known waiver of rights and
benefits.   This  is  a bargained-for provision of this  Agreement  and  is further consideration for the covenants and conditions contained herein.

      The Apple Parties hereby release and forever discharge Eilers, his agents and attorneys from, and covenant not to sue Eilers, his agents and attorneys with respect to, all claims, rights, demands, actions, obligations, debts, sums of money, damages, and causes of action ("claims") arising from his employment relationship with Apple to the extent permitted by law and public policy, except for any claims arising from any intentional acts of misconduct, or any other act taken in bad faith or without a reasonable belief that it was in the best interests of the Apple Parties.

      20. Cooperation. Eilers agrees that he will make himself available at reasonable times and intervals to participate in the conduct of and preparation for any pending or future litigation to which Apple is a party and in which his experience or knowledge may be relevant. Eilers shall be reimbursed for reasonable travel and out-of-pocket expenses incurred by virtue of his cooperation as described in this paragraph. In no respect shall this provision be deemed to pertain to or affect the nature or substance of Eilers testimony at deposition or trial or in any other truthful testimony at deposition or trial or in any other circumstances.

     21.  Remedies in Event of Future Dispute.

           a. Except as provided in subparagraph (b) below, in the event of any future dispute, controversy or claim between the parties arising from or relating to this Agreement, its breach, any matter addressed by this Agreement, and/or Eilers's employment with Apple through Termination Date, the parties will first attempt to resolve the dispute through confidential mediation to be conducted in San Francisco by a member of the firm of Gregoria, Haldeman & Piazza, Mediated Negotiations, 625 Market Street, Suite 400, San Francisco, California 94105. If the parties'
dispute is not resolved through mediation, it will be resolved through binding confidential arbitration to be conducted by the American Arbitration Association in San Francisco, pursuant to its California

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Employment  Dispute Resolution Rules, and judgment upon the award  rendered by the Arbitrator(s) may be entered by any court having jurisdiction of the
matter.   The  prevailing party in such arbitration shall  be  entitled  to recover from the losing party, not only the amount of any judgment awarded in its favor, but also any and all costs and expenses, incurred in arbitrating the dispute or in preparing for such arbitration.

           b. In the event that a dispute arises concerning compliance with this Agreement, either party will be entitled to obtain from a court with jurisdiction over the parties preliminary and permanent injunctive relief to enjoin or restrict the other party from such breach or to enjoin or restrict a third party from inducing any such breach, and other appropriate relief, including money damages. In seeking any such relief, however, the moving party will retain the right to have any remaining portion of the controversy resolved by binding confidential arbitration in accordance with subparagraph (a) above.

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     By signing the below, the parties agree to the terms hereof, including the Exhibits hereto, and agree that this document, and Exhibits A, B, C, D & E hereto, sets forth their entire agreement, except as otherwise expressly provided herein.

                                   APPLE COMPUTER, INC.


Date   1/18/96                     By _/s/ Edward B. Stead_____________
                                      Edward B. Stead
                                      Vice President and General Counsel
                                      Apple Computer, Inc.


I have read, understand, and agree to the foregoing:




Date  12/11/95                     By _/s/ Daniel Eilers  ________________
                                      Daniel Eilers


APPROVED AS TO FORM:




Date   12/12/95                    By _/s/ Cynthia Carlson_____________
                                      Cynthia Carlson, Esq.
                                      Gray, Cary, Ware & Freidenrich
                                      Attorneys for Daniel Eilers

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